Exhibit 10.3

Execution Version

Premises Lease Contract

between

Shanghai Orient Overseas Kaixuan Real Estate Co., Ltd.

(Landlord/Party A)

and

Shanghai Dina Biological Technology Co., Ltd.

(Tenant/Party B)

                , 2018

Shanghai, China

Content

Part I Standard Terms

Clause 1 Definitions	1

Clause 2 Lease of the Premises	2

Clause 3 Gross Floor Area	3

Clause 4 Purpose of Lease	3

Clause 5 Delivery of Possession of the Premises	4

Clause 6 Fit-out Period and Lease Term	5

Clause 7 Right to Renewal	5

Clause 8 Rent	6

Clause 9 Property Management Fees	7

Clause 10 Other Expenses	7

Clause 11 Performance Bond	8

Clause 12 Fit-out Bond	9

Clause 13 Fit-out Works	10

Clause 14 Repairs of the Premises	10

Clause 15 Use of the Premises	11

Clause 16 Sublease, Assignment or Underlease	11

Clause 17 Surrender of the Premises	12

Clause 18 Other Rights and Obligations of Party A	13

Clause 19 Other Rights and Obligations of Party B	14

Clause 20 Early Termination of Contract	16

Clause 21 Liability for Breach of Contract	17

Clause 22 Insurance	20

Clause 23 attorneys’ fees, taxes and other expenses	21

Clause 24 Waiver of Rights, Severability and Non-exclusive Remedies	22

Clause 25 Exclusions	23

Clause 26 Notice	23

Clause 27 Confidentiality obligations	24

Clause 28 Force Majeure	24

Clause 29 Governing Law	24

Clause 30 Dispute Resolution	25

Clause 31 Miscellaneous	25

Part II Commercial Terms

Clause 32 Commercial Conditions of this Contract	27

Part III Additional Terms

Part IV Appendices

Appendix I Floor Plan of the Premises	31

Appendix II Fit-outs of and Facilities and Equipment Ancillary to the Premises/ Delivery Standards of the Premises	33

Appendix III Breakdown of Property Management Fees	34

Appendix IV Registration Form of Party B’s Invoice Information	37

Part I Standard Terms

This Contract is hereby made and entered into by and between Party A and Party B (each a “Party”, and collectively the “Parties”) with respect to Party B leasing certain premises from Party A upon consensus through negotiations based on the principles of equality, free will, fairness and good faith and pursuant to the provisions of this Contract Law of the People’s Republic of China and other applicable laws and regulations.

Clause 1 Definitions

For the purposes of this Contract, unless the context otherwise requires, the following terms shall be defined as below:

1-1

“Contract” is a legal document setting forth the rights and obligations of Party A and Party B during this Contract Period, which consists of Part I “Standard Terms”, Part II “Commercial Terms”, Part III “Additional Terms” and Part IV “Appendices”.

1-2	“Standard Terms” means this Contractual terms and content to be complied with by the Parties under the landlord-tenant relationship during this Contract Period as specified in Part I hereof.

1-3

“Commercial Terms” means the terms jointly prepared by the Parties with respect to the condition of the Premises to be tenanted by Party B (including dates, amounts and other details) as specified in Part II hereof.

1-4	“Additional Terms” means the amendments and supplements (if any) made by the Parties to the Standard Terms hereof as specified in Part III hereof.

1-5	“Appendices” means the content incorporated by reference in the Standard Terms and the Additional Terms hereof as specified in Part IV hereof.

1-6

“Raffles City Changning” means a complex of buildings named as “Raffles City Changning” or otherwise in Party A’s sole discretion as situated at No. 1123, 1133, 1181, 1183, 1185, 1189, 1191, 1193, 1195, 1197, 1199 and 1201, Changning Road, Changning District, Shanghai. “Raffles City Changning” is composed of an Office Building, a shopping mall and other properties.

1-7

“Office Building” means T1, T2 and T3 buildings for office purposes in “Raffles City Changning”. All parking spaces of the Office Building are available to the shopping mall, the Office Building and other properties.

1-8	“Premises” means the premises that Party A lets to Party B and Party B leases from Party A, whose location is described in Clause 2-1 and the Commercial Terms hereof.

1-9	“Gross Floor Area” means the gross floor area of the Premises as set forth in Clause 3-1 hereof, with details indicated in the Commercial Terms hereof.

1-10	“Purpose of Lease” means the purpose of the Premises rented by Party B as indicated in Clause 4-1 hereof.

1-11

“Delivery Date” means the date on which Party A shall deliver possession of the Premises to Party B in accordance with the terms and conditions contained herein, which date is indicated in the Commercial Terms hereof.

1-12

“Fit-out Period” means the length of time during which Party B carries out fit-out works on the Premises and prepares the Premises for office use, which period is indicated in the Commercial Terms hereof.

1-13	“Lease Term” means the length of time during which Party B leases the Premises from Party A, which period is indicated in the Commercial Terms hereof.

1-14	“Lease Commencement Date” means the first day following the expiration of the Fit-out Period as indicated in the Commercial Terms hereof.

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1-15	“Contract Period” means the length of time from the effective date of this Contract to the date of termination or early termination of this Contract.

1-16	“Tax-Inclusive Rent” means the rent payable by Party B to Party A for lease of the Premises plus VAT thereon as indicated in Commercial Terms hereof.

1-17	“Tax-Inclusive Property Management Fees” means the fees payable by Party B to Party A for property management services of the Office Building plus VAT thereon as indicated in Commercial Terms hereof.

1-18

“Utilities Expenses” means any and all expenses incurred by Party B in connection with the use of utilities (e.g. water, electricity, communication, equipment, cable TV and broadband network) in the Office Building, which are detailed in Clause 10-1 hereof.

1-19	“Utility Bond” means Utility Bond specified in Clause 10-2 hereof, the amount of which is indicated in Commercial Terms hereof.

1-20

“Other Expenses” means any expenses payable by Party B to Party A in connection with the use of the Premises and other parts of the Office Building (other than Tax-Inclusive Rent and Tax-Inclusive Property Management Fees) as specified in Clause 10 hereof, including Utilities Expenses, fees incurred outside normal working hours, rent for advertising spaces, site use fee and other payables.

1-21	“Performance Bond” means the bond payable by Party B to Party A to guarantee Party B’s full performance of this Contract, the amount of which is indicated in Commercial Terms hereof.

1-22	“Property Management Company” means the company designated by Party A to offer property management services to Raffles City Changning, which company may be replaced by Party A in its sole discretion.

1-23	“LOI” means the Letter of Intent on Lease of the Office Building (if any) entered into by and between the Parties with respect to the lease of the Premises before signing this Contract.

1-24

“Tenant Manual/Fit-out Manual” means all management rules as may be formulated and modified by Party A and/or the Property Management Company for the purposes of directing and regulating tenants’ normal use of the Office Building and the Premises, including tenants’ manual and/or fit-out manual and/or rules and regulations.

Clause 2 Lease of the Premises

2-1

The Premises that Party A lets to Party B is located at Room see Commercial Terms for details, see Commercial Terms for details/F, No. see Commercial Terms for details Office Building, Raffles City Changning, No. see Commercial Terms for details Changning Road, Changning District, Shanghai (the “Premises”). The floor plan of the Premises marked in Appendix 1 is for identification purposes only, and shall not affect the interpretation of contractual terms.

2-2

Party B acknowledges that the floor described in Clause 2-1 hereof is the nominal floor of the Premises, i.e. the nominal floor of the Premises is the 28th floor, which is subject to Party A’s arrangement and shown on the elevator display board of the building in which the Premises is located; the nominal floor indicated in the forecast report of the Premises is the 30th floor, which floor is marked by proper government authority on surveying and mapping in the surveying and mapping report of the Premises; the floor on which the Premises is actually located is the 26th floor, i.e. the floor above ground level of the building in which the Premises is located. In case of any deviation between the nominal floor arranged in Clause 2-1 hereof and/or room number and the nominal floor/actual floor and/or room number indicated in the forecast report, Party B undertakes not to make any claim or assertion of rights in any other form against Party A. It is agreed that each Party’s use of the floor number and/or room number of the Premises during the performance of this Contract shall be subject to Party A’s arrangement as mentioned in Clause 2-1, unless such use is subject to special requirements of competent government authority (e.g. contract filing).

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The room number of the Premises in the Office Building described in Clause 2-1 hereof is solely for the execution of this Contract. During the performance of this Contract, Party A shall have the right to change such room number or add any other room number subject to the approval of competent government authority.

2-3	Before conclusion of this Contract, Party A shall have notified Party B of the fact that the Premises has been mortgaged.

Clause 3 Gross Floor Area

3-1	The Gross Floor Area of the Premises shall be see Commercial Terms for details square meters.

3-2

Party B hereby represents that it will no longer object to the Gross Floor Area of the Premises as agreed in Clause 3-1 hereof. It is hereby agreed and acknowledged that, in case of any deviation between the Gross Floor Area of the Premises agreed in Clause 3-1 hereof and the gross floor area, leased area or any other area otherwise calculated as measured or registered by any person, organization or authority, neither Party shall adjust Tax-Inclusive Rent of the Premises or any other sum calculated based on the Gross Floor Area of the Premises.

Clause 4 Purpose of Lease

4-1

Party B hereby covenants to Party A that the Premises is for office use and that it will comply with the provisions of national regulations and the regulations of Shanghai Municipality governing the use and property management of the Premises. In the event that Party A suffers from any loss as a result of its violation of applicable laws, rules and/or regulations due to reasons attributable to Party B (including any administrative penalty resulting from its execution of this Contract upon Party B’s request), Party B must assume all economic and administrative liabilities for such loss.

4-2

Party B hereby warrants that, during this Contract Period, it will not change the Purpose of Lease of the Premises without Party A’s written consent and the approval from competent government authority (which approval is required by applicable regulations).

4-3

Party B shall, at the time of conclusion of this Contract, provide Party A with copies (stamped with Party B’s company seal) of all such valid licenses required for legitimate business operations as business license, tax registration certificate, organization code certificate and certificate of identity of legal representative. During this Contract Period, Party B shall maintain in force all the licenses required for its legitimate business operations, and in case of any change to the content of any such license, shall file the change to Party A for future reference within seven (7) business days thereof. For the avoidance of doubt, regardless of whether Party A has reviewed the said licenses submitted by Party B, in no case shall it be understood that Party A has determined whether Party B is qualified to conduct relevant business operations.

4-4

Party B warrants that it will not operate P2P business on the Premises. Where Party B operates P2P business on the Premises, and fails to remedy such breach within seven (7) days from Party A’s written notice to remedy, Party A shall have the right to elect to terminate this Contract. If Party A elects to terminate this Contract, Party B shall pay to Party A liquidated damages in accordance with the provisions of Clause 21-5-1 hereof. If Party A elects not to terminate this Contract, Party B shall pay to Party A liquidated damages in an amount equal to triple the sum of the maximum daily Tax-Inclusive Rent and the maximum daily Tax-Inclusive Property Management Fee during the Lease Term of the Premises on a per day basis as calculated from the day following the expiration of the said seven (7)-day period; if Party B fails to remedy the breach within thirty (30) days, in addition to Party A’s rights under this clause, Party A shall also have the right to cease the supply of or prohibit Party B from using relevant utilities, facilities and equipment until Party B ceases to operate P2P business on the Premises. During the said period when Party A ceases to supply or prohibits Party B from using relevant utilities, facilities and equipment, Party B is still required to pay such relevant expenses as Tax-Inclusive Rent and Tax-Inclusive Property Management Fees in accordance with the provisions of this Contract.

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Clause 5 Delivery of Possession of the Premises

5-1	It is agreed that Party A shall deliver possession of the Premises to Party B on see Commercial Terms for details (Delivery Date).

5-2

Party B shall go through procedures for the handover of the Premises at the designated place in the Office Building on Delivery Date, before which Party B shall pay in full to Party A the fees and expenses payable at the time of or before the delivery of possession of the Premises in accordance with the provisions of this Contract, including but not limited to Tax-Inclusive Property Management Fees during the Fit-out Period, fit-out bond, Performance Bond, Utility Bond, initial installment of Tax-Inclusive Rent (see Clause 8-2 below) and initial installment of Tax-Inclusive Property Management Fees (see Clause 9-2 below).

5-3

Party A shall go through specific procedures for inspection, acceptance and delivery of possession of the Premises together with Party B on the Delivery Date, provided that Party B shall have paid off all payables before and at the time of delivery of possession of the Premises. Otherwise, Party A shall have the right to withhold the delivery of possession of the Premises to Party B without assuming any liability to Party B.

5-4

The fit-outs of and facilities and equipment ancillary to the Premises shall be in such condition (i.e. delivery standards of the Premises) as specified in Appendix 2 at the time of delivery of possession of the Premises; provided, however, that if there is any inconsistency between the actual delivery standards specified in the premises delivery note as signed and confirmed by the Parties and the delivery standards of the Premises as specified in Appendix 2 hereto, then it is agreed that the former shall apply. Unless otherwise provided herein, at the time of termination or early termination of this Contract, the delivery standards of the Premises as agreed in this clause shall be serve as the restoration standards when Party B surrenders the Premises to Party A.

5-5

In the event that Party B fails to go through procedures for inspection, acceptance and handover of the Premises at Party A’s designated place before the Delivery Date or to complete such procedures with Party A on the Delivery Date, in each case due to reasons attributable to Party B, Party A shall have the right, but not the obligation, to determine that the possession of the Premises has been successfully delivered by Party A to Party B on the Delivery Date in accordance with the conditions contained herein. If the Delivery Date is before the start of the Fit-out Period, then the Fit-out Period shall be deemed to commence from the Delivery Date, and Party B shall pay to Party A all payables within the timeframe as agreed herein.

5-6

If due to reasons attributable to Party B, Party B still fails to go through procedures for inspection, acceptance and handover at Party A’s designated place or remains unable to complete such procedures with Party A on the thirtieth (30th) day following the Delivery Date, or Party B expresses its intention not to rent the Premises before the delivery of possession of the Premises, then in addition to the rights under Clause 5-5 hereof, Party A shall have the right to terminate this Contract before it expires by sending written notice to Party B, in which case Party B shall, within three (3) business days after receipt of Party A’s notice, pay to Party A liquidated damages in an amount equal to the sum of six (6) months of Tax-Inclusive Rent of the Premises (the amount of monthly Tax-Inclusive Rent of the Premises is indicated in Clause 8-1 below, and the maximum monthly Tax-Inclusive Rent during the Lease Term shall be taken as the basis for calculation) and six(6) months of Tax-Inclusive Property Management Fees (the amount of Tax-Inclusive Property Management Fees is indicated in Clause 9-1 below, and the maximum monthly Tax-Inclusive Property Management Fees during the Lease Term shall be taken as the basis for calculation). Performance Bond, Utility Bond, initial installment of Tax-Inclusive Rent (see Clause 8-2 below), initial installment of Tax-Inclusive Property Management Fees (see Clause 9-2 below) already paid by Party B shall be offset against the amount equal to the liquidated damages provided in this clause.

5-7	Except where Party B commits a breach hereof or Party A’s failure of delivery is due to force majeure or any reason beyond Party A’s control, if Party A fails to deliver possession of the

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Premises to Party B on the Delivery Date, Party B agrees to grant a grace period of ninety (90) days to Party A, during which period Party A’s delivery of possession of the Premises to Party B shall not constitute a breach of contract. In such case, the Fit-out Period (if any) and relevant dates thereafter shall be extended accordingly.

Should Party A remain unable to deliver possession of the Premises to Party B upon expiration of the said ninety (90)-day grace period, then Party B shall have the right to forthwith terminate this Contract by written notice to Party A or to reschedule the Delivery Date through negotiations of the Parties. If Party B elects early termination of this Contract, Party A is required to, within thirty (30) days from the early termination date, refund to Party B such payments already made by Party B as Performance Bond (exclusive of tax) and initial installment of Tax-Inclusive Rent in accordance with the provisions of this clause, without any other liability to Party B.

5-8

Unless otherwise agreed herein, execution of the premises delivery note by the Parties shall be deemed that Party A has fulfilled its obligation to successfully deliver possession of the Premises to Party B.

5-9

Party B shall not refuse to take possession of the Premises for any no reason other than non-conforming primary structure of the Premises. Even though at the time of handover of the Premises between Party A and Party B, there is any inconsistency between the actual delivery standards specified in the premises delivery note and the delivery standards of the Premises agreed in Appendix 2 hereto, the Parties shall complete the handover of the Premises and execute the premises delivery note, provided that Party A shall promptly carry out alterations to the Premises. If Party B refuses to complete or is delinquent in completing the handover of the Premises, then the possession of the Premises shall be deemed to have been successfully delivered to Party B on the Delivery Date.

Clause 6 Fit-out Period and Lease Term

6-1

The Fit-out Period of the Premises shall be see Commercial Terms for details days commencing from the Delivery Date, i.e. from see Commercial Terms for details through see Commercial Terms for details.

6-2

The first day following the expiration of the Fit-out Period shall be the Lease Commencement Date. The Lease Term shall be see Commercial Terms for details year(s) commencing from the Lease Commencement Date, i.e. from see Commercial Terms for details through see Commercial Terms for details.

6-3

Unless otherwise provided herein, during the Fit-out Period, Party B is required to bear, among other things, Tax-Inclusive Property Management Fees, Utilities Expenses and Other Expenses in connection with the Premises. If subject to the regulations of national tax authority, VAT is required to be levied on any rent concession and other concessions (if any) granted by Party A to Party B or enjoyed by Party B under this clause, then such VAT shall be paid by Party B in the amount payable as specified in Party A’s written notice.

Clause 7 Right to Renewal

7-1

To the extent that Party B has paid Tax-Inclusive Rent, Tax-Inclusive Property Management Fees and Other Expenses, and has fulfilled and complied with its obligations before the expiration of this Contract ( except for the obligation to restore the Premises to its original condition and surrender the Premises so restored to Party A) without breaching any clauses hereof, if Party A receives Party B’s written notice requesting renewal of the Premises for three (3) years (the “Renewal Notice”) six (6) months prior to the expiration of the Lease Term, then the Parties shall determine through negotiations the terms and conditions of renewal, provided that Party A reserves the right to take the Gross Floor Area in the actual measurement report as the lettable area under lease renewal, and that the tax-exclusive rent of the Premises in the renewal term shall be the then current open market price.

7-2

Party B is required to complete the execution of a lease renewal with respect to the Premises (the “Lease Renewal”) together with Party A within fourteen (14) days after the giving of the Renewal Notice.

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7-3

In the event that Party A fails to receive Party B’s Renewal Notice six (6) months prior to the expiration of the Lease Term, or that the Renewal Notice requests the lease of only part of the Premises, or that Party B’s Renewal Notice requests a renewal term other than three (3) years, or that Party B fails to execute the Lease Renewal with Party A in accordance with the provisions of Clause 7-2 above, or that Party B expresses its intention not to renew the lease at any time six (6) months prior to the expiration of the Lease Term, then Party B’s right to renewal under Clause 7-1 above shall lapse, and Party B shall be deemed to have waived its right of first refusal to the Premises under the same terms and conditions as those offered to any third party, in which case the landlord-tenant relationship hereunder shall terminate once the Lease Term provided herein expires.

Clause 8 Rent

8-1

Party B shall pay a Tax-Inclusive Rent on a monthly basis as from the Lease Commencement Date. The monthly Tax-Inclusive Rent of the Premises shall be RMB see Commercial Terms for details, i.e. the monthly tax-exclusive rent of RMB see Commercial Terms for details (as calculated based on Gross Floor Area, i.e. RMB see Commercial Terms for details per square meter per day) plus VAT thereon (RMB see Commercial Terms for details). The VAT rate applicable to the rent at the time of conclusion of this Contract shall be 5%.

8-2

Party B shall advance Party A one (1) month’s Tax-Inclusive Rent (i.e. initial installment of Tax-Inclusive Rent) of the Premises on or before the execution date of this Contract. Any installment of Tax-Inclusive Rent payable in every subsequent month shall be paid off by Party A in advance on or before the first (1st) day of the current month. In the event that the period from the first day (inclusive) following the end of the period for which Tax-Inclusive Rent for the first (1st) month is advanced to the last day (inclusive) of the current month (calendar month) is less than one (1) calendar month, or the remainder of the Lease Term in the last month in which the Lease Term expires or this Contract is terminated before such expiration is less than one (1) calendar month, then Tax-Inclusive Rent of the current month shall be calculated by multiplying the daily tax-exclusive rent plus VAT thereon under Clause 8-1 above by the actual number of days of lease in such month.

8-3

Party B shall pay in RMB all sums required to be paid to Party A hereunder (including Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, fit-out bond, Utilities Expenses, Performance Bond, overdue fines and liquidated damages) by such means as specified below, and shall comply with the terms of payment as may be designated by Party A from time to time:

8-3-1 (1) Party B shall pay, among other things, Performance Bond, fit-out bond and Utility Bond to the following account:

Account Name: Shanghai Orient Overseas Kaixuan Real Estate Co., Ltd.

Opening Bank: Changning Dingxi Sub-branch of Agricultural Bank of China

Account Number: 03303400040038464

(2) Party B shall pay attorneys’ fees to the following account:

Account Name: King & Wood Mallesons Shanghai Office

Opening Bank: Huaihai Sub-branch of Shanghai Branch of China Merchants Bank

Account Number: 121902214910502

(3) Party B shall make any payment other than Performance Bond, fit-out bond, Utility Bond and attorneys’ fees (including but not limited to Tax-Inclusive Rent, Tax-Inclusive Property Management Fees and water and electricity fees) to the following account:

Account Name: Shanghai Orient Overseas Kaixuan Real Estate Co., Ltd.

Opening Bank: Changning Dingxi Sub-branch, Agricultural Bank of China

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Account Number: 03303400040040791

(4) Party A who intends to change its bank account information shall send prior written notice to Party B.

8-3-2 Each payment shall be deemed to be made on such date and in such amount that the payment actually arrives at Party A’s designated account or Party A actually receives the cheque issued by Party B. Any expenses incurred in connection with any payment made by Party B hereunder (including but not limited to services charges incurred by Party A due to Party B’s TT payment) shall be for the account of Party B.

8-4	Party A’s invoicing information is provided below:

Invoice Type: Special VAT Invoice

Company Name: Shanghai Orient Overseas Kaixuan Real Estate Co., Ltd.

Taxpayer Identification Number: 91310000785167053W

Address & Tel: 19/F, No.268 Tibet Middle Road, Shanghai; 021-33114633

Postcode: 200001

Opening Bank and Account Number: Dingxi Road Sub-branch of Agricultural Bank of China; 03-303400040038464

Clause 9 Property Management Fees

9-1

As of the Delivery Date, Party B shall deliver to Party A Tax-Inclusive Property Management Fees of the Premises on a monthly basis, and agrees that the Property Management Company designated by Party A provides the property management services for the Office Building. The monthly Tax-Inclusive Property Management Fees of the Premises shall be RMB see Commercial Terms for details, i.e. the monthly tax-exclusive property management fee of RMB see Commercial Terms for details plus VAT thereon of RMB see Commercial Terms for details. The VAT rate applicable to property management fees at the time of conclusion of this Contract shall be 6%.

9-2

Party B shall pay to Party A or the Property Management Company one (1) month of Tax-Inclusive Property Management Fees (i.e. initial installment of Tax-Inclusive Property Management Fees) on or before the execution date of this Contract. Any installment of Tax-Inclusive Property Management Fees payable in every subsequent month shall be fully advanced by Party B to Party A or the Property Management Company on or before the first (1st) day of the current month. In the event that the period from the first day (inclusive) following the end of the period for which Tax-Inclusive Property Management Fees for the first (1st) month are advanced to the last day (inclusive) of the current month (calendar month) is less than one (1) calendar month, or the remainder of the Lease Term in the last month in which the Lease Term expires or this Contract is terminated before such expiration is less than one (1) calendar month, then Tax-Inclusive Property Management Fees of the current month shall be calculated by multiplying the daily tax-exclusive property management fees plus VAT thereon under Clause 9-1 above by the actual number of days of lease in such month.

9-3

During this Contract Period, Party B agrees that Party A and/or the Property Management Company shall have the right to adjust the amount of tax-exclusive property management fees of the Office Building or of the use fee of relevant facilities and equipment, provided that Party A and/or the Property Management Company shall send a written notice to Party B one month in prior. Party B shall implement the said adjustment upon expiration of one (1) month of receipt of the notice.

Clause 10 Other Expenses

10-1	Utilities Expenses

10-1-1	Party B shall go through procedures for account application and opening (if necessary)

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with respect to utilities of the Premises (e.g. water, electricity, communication, equipment and broadband network), and shall bear relevant application and opening costs and the costs of separate metering devices.

10-1-2

Party B shall bear all expenses incurred in connection with the usage of utilities (i.e. Utilities Expenses) as of the Delivery Date. The amount of Utilities Expenses shall be calculated according to the amount of utilities consumed as recorded by Party B’s separate metering devices.

10-1-3

Party B hereby acknowledges that Party A will be entrusted to collect electricity fees from Party B on behalf of competent utilities authority. The terms of payment and payment date of any electricity fees payable by Party B shall be subject to written notice of Party A and/or the Property Management Company. Party A shall have the right to adjust the standards for collection of electricity fee payments in accordance with the requirements of competent utilities authority.

10-2	Utility Bond

Party B shall pay to Party A Utility Bond of the Premises on the execution date of this Contract. Utility Bond of the Premises shall be RMB see Commercial Terms for details in total, to be calculated at the rate of RMB see Commercial Terms for details per square meter of the Gross Floor Area.

If Party B defaults on the payment of any electricity fee of the Premises, then Party A shall have the right, but not the obligation, to offset Utility Bond against such payable and/or apply Utility Bond as an indemnity for any losses thus sustained by Party A. If the remainder of Utility Bond held by Party A after such offset and/or indemnity is less than the amount specified in this clause, Party B shall forthwith pay the shortfall to Party A upon Party A’s notice; provided, however, that Party B shall have no right to offset Utility Bond against any payable by it hereunder. Where this Contract terminates, Party A shall refund Utility Bond (upon deductions (if any) under this clause) in one lump sum to Party B on an interest free basis within thirty (30) days after Party B surrenders the Premises and submits the original receipt of Utility Bond and a copy of Party B’s account information for receipt of the refunded Utility Bond (stamped with Party B’s company seal).

10-3	HVAC Services During Unusual Working Hours

10-3-1	The HVAC system shall remain operational during the following time intervals (usual working hours):

From Monday to Friday: 8:00-18:30

Saturday: 9:00-13:00

Party B, if requires HVAC services during unusual working hours, shall submit a written request to Party A one (1) business day in advance (except for holidays or weekends), and shall pay the overtime HVAC charge thus generated at the rate as notified by Party A in writing.

10-3-2	Overtime HVAC charge of T2 Office Building

The VRV HVAC charge during unusual working hour of HVAC services shall be RMB 52/hour/room.

10-4	Use of Other Parts of the Office Building

If Party B desires to use any such location outside the Premises as advertising space, warehouse, exterior wall or parking lot (space) of the Office Building, Party B shall obtain Party A’s prior consent, enter into a separate lease contract or use agreement with Party A, and make payments to Party A for such use.

Clause 11 Performance Bond

11-1	At the time of execution of this Contract, Party B is required to pay to Party A the sum of

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three (3) months of Tax-Inclusive Rent and three (3) months of Tax-Inclusive Property Management Fees as Performance Bond for the Premises, i.e. RMB see Commercial Terms for details in total. The security deposit (if any) already paid by Party B to Party A in accordance with the LOI may be offset against Performance Bond on an equal basis. Party B is only required to pay the remainder of Performance Bond (i.e. RMB see Commercial Terms for details) at the time of execution of this Contract.

During the Lease Term, in case of any increase in Tax-Inclusive Rent and/or Tax-Inclusive Property Management Fees, Performance Bond shall be increased accordingly. Party B shall pay to Party A such increase prior to the date indicated in Party A’s written notice, otherwise it shall be deemed that Party B has defaulted on the payment of Performance Bond.

11-2

In the event that Party B is in breach of this Contract, Party A shall have the right, but not the obligation, to offset Performance Bond against the amount payable by Party B (including attorneys’ fees payable by Party B), and/or to apply Performance Bond as indemnity for any losses thus sustained by Party A, and/or to withhold the entire Performance Bond under this Contract with no refund to Party B, whether with or without prior notice to Party B. In case the remainder of Performance Bond held by Party A after such offset and/or indemnity and/or withholding is less than the amount provided in Clause 11-1, Party B shall, immediately after receipt of Party A’s notice, pay to Party A the shortfall within the period specified in the notice, otherwise Party A shall have the right to exercise all rights to remedies available to it, including but not limited to the right to terminate this Contract. Party B shall have no right to offset Performance Bond against any of its payables hereunder.

11-3	During this Contract Period, without Party A’s prior written consent, Party B shall have no right to offset Performance Bond against any of its payables hereunder.

11-4

Unless otherwise agreed herein, at the time of expiration of the Lease Term or early termination of this Contract, Party A shall, within forty five (45) days after all of the following conditions are satisfied, refund Performance Bond to Party B in one lump sum on an interest free basis:

(1)

Party B has settled Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, water and electricity fees, communication expenses, equipment costs, cable TV fees, broadband network fees, attorneys’ fees, liquidated damages and all types of taxes and fees in connection with the Premises;

(2)	Party B has canceled the lease registration and filing (if any) of the Premises;

(3)	Party B has fulfilled its obligation to cancel or change the industrial and commercial registration procedures in connection with the Premises as provided in Clause 17-2;

(4)

Party B has restored the Premises and its fit-outs, and facilities and equipment ancillary thereto to the original condition and surrendered the same to Party A in accordance with the provisions of this Contract;

(5)

Party B has furnished Party A with the original receipt of Performance Bond and a copy of Party B’s account information for receipt of the refunded Performance Bond (stamped with Party B’s company seal).

11-5

If Party A intends to assign the Premises to any third party, Party A shall have the right, but not the obligation, to exercise its rights under Clause 11-2 hereof before such assignment. Party A shall deliver the remainder of Performance Bond after deductions (if any) made hereunder to such third party, in order for the third party to continue to perform this Contract with Party B and to re-issue a receipt of Performance Bond to Party B. Upon the said delivery, Party A shall no longer assume any liability to Party B with respect to Performance Bond, or assume any other obligation hereunder.

Clause 12 Fit-out Bond

12-1

Party B shall pay to Party A a fit-out bond and Other Expenses incurred in the Fit-out Period (see Appendix 3 for details) before Party A delivers possession of the Premises to Party B ( or if Party B carries out fit-out works again during this Contract Period, before the commencement of the fit-out works).

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12-2

In case of any damage to the Premises due to Party B’s fit-out works, Party A shall have the right to deduct a certain amount from the fit-out bond to indemnify Party A for any losses thus sustained thereby. If the remainder of the fit-out bond held by Party A after such indemnity is less than the amount specified herein, Party B shall pay to Party A the shortfall immediately after receipt of Party A’s written payment notice, otherwise it shall be deemed that Party B has defaulted on the payment of the fit-out bond.

12-3

Party B shall notify Party A upon completion of any fit-out works, and Party A shall, upon its acceptance of and the acceptance by competent government authority of such fit-out works, refund in one lump sum the remainder of the fit-out bond after deduction of the losses caused to Party A in connection with the fit-out works (if any) on an interest free basis within thirty (30) days after receiving the original receipt of the fit-out bond and a letter of Party B’s account information for receipt of the refunded fit-out bond (stamped with Party B’s company seal) furnished by Party B.

12-4	If Party B needs to carry out fit-out works again with respect to the Premises after the end of the Fit-out Period, the foregoing provision shall apply.

Clause 13 Fit-out Works

13-1

If Party B intends to carry out any fit-out works (including but not limited to interior fit-outs, partitions, repairs or alterations of the Premises or installation or replacement of equipment and devices thereon) with respect to the Premises and any facilities and equipment ancillary thereto (including but not limited to circuits, water drainage systems, fire-fighting facilities, interior and exterior appearance and existing ornaments), Party B shall obtain the prior written consent of Party A and/or the Property Management Company and the approval of competent government authority. All expenses generated from reporting the fit-out works to competent government authority for approval and all expenses incurred by Party B in connection with fit-out works and addition of equipment and facilities shall be for the account of Party B. Party B shall engage a contractor with at least Grade II and above professional contracting qualification on architectural decoration and renovation works to carry out any fit-out works on the Premises. If Party B intends to carry out any fit-out works with respect to the fire-fighting system and communication, broadband network and telephone systems of the Premises, Party B must engage this Contractor or consultant designated by Party A to do so and bear all relevant expenses.

13-2

During the Fit-out Period, Party B and this Contractor engaged by Party B shall comply with the fit-out regulations of the Office Building (including Fit-out Manual as may be amended from time to time), and shall be held fully liable to Party A for any violation of the fit-out regulations (including Fit-out Manual as may be amended from time to time) by Party B or this Contractor engaged by Party B during the fit-out process, including but not limited to indemnifying Party A for losses thus sustained thereby.

13-3

If any competent government authority requires any rectification to the fit-out works of the Premises (including but not limited to fire-fighting facilities) at any time during this Contract Period, Party B shall rectify its fit-outs as so required from time to time. If any other tenant or user of any adjacent room is affected due to the said rectification or by Party B’s fit-out or use of the Premises, Party B shall be solely responsible for repairing any damage caused to the adjacent room and bear all expenses thus incurred, including but not limited to reasonable indemnity to the tenant or user, in which case Party A shall bear no liability therefor; if Party A’s rights and interests are thus damaged, Party B shall indemnify Party A for such damage.

Clause 14 Repairs of the Premises

14-1

Party A shall be responsible for the repairs of the Premises and such facilities and equipment thereon as delivered by Party A, provided that Party B shall be responsible for the repairs of any damage to the Premises and the said facilities and equipment resulting from Party B’s fault or negligence; in the latter case, if Party A carries out repair works on behalf of Party B, relevant repair costs shall be for the account of Party B.

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14-2

Party B shall be responsible for the repair and maintenance of the fit-outs, additions, installations or alterations with respect to the Premises and/or its fit-outs and facilities and equipment ancillary thereto.

14-3	Party B shall be responsible for the replacement or addition of all consumables in the Premises (e.g. fluorescent tubes) at its own expense.

14-4

If Party B discovers any damage or default to the Premises and the fit-outs or ancillary facilities or equipment provided by Party A as listed in Appendix 2 hereto, Party B shall seek repairs by sending prompt notice to Party A and shall not arbitrarily deal with such damage or default, unless emergency arises. Party A and/or the Property Management Company shall make repairs within a reasonable period of time after receipt of Party B’s notice, failing which Party B may make such repairs on behalf of Party A with reasonable costs being for the account of Party A.

14-5

For the purposes of the repair, maintenance, hygiene, security, fire prevention or personnel rescue with respect to the Premises, Party A or the Property Management Company may, upon prior notice to Party B, enter the Premises to carry out inspection activities or take proper measures, during which Party A and/or the Property Management Company shall make their/its best efforts to avoid any hindrance or disturbance to Party B’s use of the Premises. If Party A or the Property Management Company cannot get in touch with Party B in advance in any emergency (including but not limited to fire, flood, robbery or personnel casualty), Party A or the Property Management Company and its employees may also enter the Premises without Party B’s permission to take necessary measures, and then get in touch with Party B as soon as practicable. None of Party A, the Property Management Company and their employees shall be held liable for any damage to the Premises or any losses sustained by Party B due to reasons described in this clause.

Clause 15 Use of the Premises

15-1	During this Contract Period, Party B shall make reasonable use of the Premises and public areas.

15-2

In case of any damage, destruction or default of the structure of the Premises or any facility or equipment listed in Appendix 2 or of any bodily injury and/or economic loss of any third party due to reasons attributable to Party B, Party B shall assume all legal and economic liabilities to Party A and/or such third party, including but not limited to indemnity for all losses thus sustained by Party A and/or such third party.

15-3

If any competent government authority requires an overhaul of any premises adjacent to the Premises (including but not limited to fire-fighting facilities) during this Contract Period, Party B must provide all reasonable assistance as required by such competent government authority. In the event that Party B suffers from losses (if any) due to the said overhaul or the fit-out or use of the adjacent premises, then Party B and the tenant of the adjacent premises shall work out a solution through negotiations, in which case Party B shall not refuse to provide or delay in providing the said assistance on the ground that it has suffered any loss, and Party A may provide necessary assistance.

15-4

Without Party A’s written permission, Party B shall not change the locks, bolts and fittings of doors and fire exits of the Premises, or install any temporary or permanent additional lock, bolt or fitting, or install any door, metal latch or curtain board in violation of the regulations of competent fire authority or government authority as in effect from time to time.

Clause 16 Sublease, Assignment or Underlease

16-1

To the extent that Party B has performed and fulfilled all of its obligations hereunder and has never defaulted on any payable hereunder, Party B may, after obtaining Party A’s prior written consent, sublease all or part of the Premises to any of its affiliates, provided that the part so

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subleased shall be determined based on the unit partition design of the Office Building. Any and all expenses resulting from Party B’s subleasing shall be for the account of Party B. Notwithstanding the foregoing, Party B may not sublease all or part of the Premises to any third party without Party A’s prior written consent. If Party A allows Party B to sublease, one (1) copy of relevant subleasing agreement shall be submitted to Party A for safekeeping.

16-2

Where Party B subleases the Premises to any third party, the sublease contract between Party A and the third party may become effective only upon Party A’s written consent. Upon the effectiveness of the sublease contract, relevant registration and filing formalities shall be effected in accordance with applicable regulations, and relevant required expenses shall be for the account of Party B.

16-3

Without Party A’s written consent, Party B shall not assign this Contract or sublease or underlease all or any portion of the Premises in any name, form or manner, or grant any other third party any rights and interests in and to the Premises.

16-4

Where Party B subleases or sublets the Premises or assigns this Contract without Party A’s written consent, regardless of whether Party A knows or should have known such subleasing, underlease or assignment, Party A shall have the right to, at any time during this Contract Period, exercise its rights with respect to Party B’s subleasing, underlease or assignment, including the right to unilaterally terminate this Contract or request determining the relevant subleasing, underlease or assignment contract to be void.

16-5	If Party A gives written consent to Party B’s subleasing of the Premises, the sublease contract thus executed shall be subject to the following provisions:

(1)	The termination date of the sublease contract shall not be later than the termination date provided herein;

(2)	During the subleasing period, in addition to the rights and obligations under the subleasing contract, Party B shall continue to perform its obligations hereunder; and

(3)	During the subleasing period, in the event of any modification, rescission or termination of this Contract, the sublease contract shall be modified, rescinded or terminated accordingly.

Clause 17 Surrender of the Premises

17-1	Surrender of Physical Possession of the Premises

17-1-1	Party B shall contact Party A for surrender of the Premises at least thirty (30) days prior to the expiration date of the Lease Term or the early termination date of this Contract.

17-1-2

It is agreed to take the delivery standards of the Premises agreed in Clause 5-4 hereof as the restoration standards under which Party B surrenders physical possession of the Premises to Party A and as the basis for inspection and acceptance between the Parties.

17-1-3	Before surrendering the Premises to Party A, Party B shall, at its own expense, sweep and clean the Premises back to an intact and lettable condition.

17-1-4

Party B shall, before 17:00 on the expiration date of the Lease Term or the early termination date of this Contract, restore the Premises together with all facilities, devices and additions ancillary thereto to such condition as required by the restoration standards of the Premises and surrender the Premises so restored to Party A. Party A shall inspect the condition in which the Premises is surrendered. If the condition meets the restoration standards, then the Parties shall execute a surrender and handover receipt, which execution shall be deemed that Party B officially surrenders its physical possession of the Premises to Party A; if the condition fails to meet the restoration standards, then Party A shall have the right to request Party B to continue to restore the Premises to such condition that meets the restoration standards and then surrender the Premises so restored to Party A; during the restoration period, it shall be deemed that Party B delays in the surrender of the Premises, and Party A shall have the right, but not obligation, to make proper repairs

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to the Premises, resulting from which all expenses and costs shall be for the account of Party B. During the period of repair by Party A, it shall be deemed that Party B delays in the surrender of the Premises.

17-1-5

When Party B surrenders the Premises to Party A, if Party A agrees in writing that Party B has no need to restore the Premises to its original condition, then Party B shall not, for any reason, request Party A to purchase any fit-outs or facilities of Party B, and Party A shall have no obligation to compensate and/or indemnify Party A with respect to Party B’s addition to or alteration of the Premises and/or its fit-outs, equipment and facilities.

17-1-6

During this Contract Period, where Party B moves out of the Premises without Party A’s written consent, resulting in the Premises to be occupied by any third party without Party A’s consent, regardless of whether Party B has known or agreed to such occupancy, Party B shall be held liable for any losses and expenses thus suffered by Party A.

17-1-7

When Party B surrenders its physical possession of the Premises, Party B shall enable the places where it installs advertising boards, signboards, signages, directory boards, direction signs and marks (if any) in the Office Building to be restored to the original condition or to meet the condition satisfactory to Party A.

17-2	Cancellation or Change of Industrial and Commercial Registration Regarding the Premises

17-2-1

Party B shall, on the expiration date of the Lease Term or the early termination date of this Contract, cancel or change the industrial and commercial registration, contract registration and other relevant licenses regarding the use of the address of the Premises as its registered address or business address. If Party B is a foreign owned company, Party B shall elect to go through procedures for changing the industrial and commercial registration to facilitate the change or cancellation of the industrial and commercial registration, unless otherwise agreed by the Parties.

17-2-2	If Party B fails to complete the said cancellation or change procedures in a timely manner, Party B shall hold Party A liable for breach of contract as per Clause 21-4 hereof.

Clause 18 Other Rights and Obligations of Party A

18-1

Party B hereby acknowledges that, during this Contract Period, Party A shall have the right to change, in its sole discretion, the name of “Raffles City Changning”, the Office Building or any part thereof at any time without any indemnity or compensation therefor to Party B, provided that Party A shall send written notice to Party B after the change of name.

18-2

If Party A transfer the Premises to any prospective third party, Party B agrees that Party A shall have the right to, by sending prior notice to Party B, accompany such prospective third party to visit the Premises at all reasonable times during the Lease Term. In addition, upon prior notice to Party B, Party A shall have the right to accompany any future tenant of the Premises or relevant person to inspect the Premises at all reasonable times within six (6) months before the expiration of the Lease Term or the early termination of this Contract, provided that Party B’s normal use of the Premises shall not be affected.

18-3

During this Contract Period, Party A shall keep public places and public facilities of the Office Building (including rooftop, primary structure, walls, main water pipelines, main electric wires, elevators, escalators, firefighting and security equipment and HVAC facilities) in a clean and serviceable condition. If any public facility of the Office Building cannot normally be used within a certain period of time due to any government policies or emergency, Party A shall notify Party B in advance.

18-4

Party A’s provision of security personnel, managers or mechanical or electronic anti-theft systems of any nature (if any) for the Office Building or the Premises shall not constitute Party A’s obligation or responsibility for securing or safekeeping the Premises or any property thereon. During this Contract Period, Party B shall be responsible for the security and safekeeping of the Premises or any property thereon.

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18-5

In the event that Party B fails to promptly go through industrial and commercial registration procedures by virtue of which the address of the Premises is registered as its registered address as a result that the original tenant of the Premises fails to promptly change or cancel the industrial and commercial registration of the Premises when the Premises is surrendered to Party A, Party A shall, upon Party B’s request, promptly coordinate with the original tenant to settle Party B’s registration issue as soon as practicable, and shall bear no other liability therefor.

18-6

Party A shall have the right to, without giving prior notice to Party B, clean and dispose of any container, paper box, waste or other obstacle of any kind or nature left or not disposed of by Party B outside the Premises in the manner Party A deems appropriate, in which case relevant expenses (if any) shall be for the account of Party B. Party A shall not be held liable to Party B or any other person for such cleaning or disposal.

18-7

Party A, if intends to carry out alterations, additions or fit-outs to the Premises, shall obtain Party B’s prior consent (which consent shall not be unreasonably withheld). Party B hereby acknowledges that Party A shall have the right to re-decorate, make additions to, remove or dispose of any part and facility of the Office Building (except for the facilities of Party B on the Premises) at any time at its sole discretion.

18-8	The Premises provided by Party A to Party B in accordance with the terms and conditions hereof shall be ready for normal use.

18-9	Party A shall not interfere with or hinder Party B’s normal and reasonable use of the Premises, except to the extent that Party A exercises its rights hereunder.

Clause 19 Other Rights and Obligations of Party B

19-1	In addition to Party B’s obligations provided elsewhere herein, Party B shall fulfill the following obligations:

(1)	Party B shall use the Premises in a reasonable manner for such purposes as provided herein and shall not arbitrarily change the purpose of the Premises without Party A’s prior written consent.

(2)	Party B shall keep the Premises (including but not limited to the fit-outs and ancillary facilities and equipment as listed in Appendix 2 hereto) in a clean, intact and serviceable condition.

(3)

Party B shall strictly comply with the regulations of the Office Buildings and other regulations as may be formulated and amended by Party A and/or the Property Management Company regarding the management of the Office Building. None of Party B and its employees and contractors shall affect or interfere with the normal management of the Office Building by Party A and/or Property Management Company.

(4)	Party B shall not ruin or destroy any public place or any equipment or facility installed thereon.

(5)	Party B shall not place any goods, furniture or garbage in any public corridor or other public area, or block such places, or throw away any waste in any public area.

(6)

Party B shall not bring into or place in the Premises any weapon, ammo, niter, gunpowder, kerosene or other flammable or explosive hazardous substance, contraband or other items against local custom or other items for which insurance premiums of the Premises are required to be increased.

(7)

Party B shall not carry out or permit or acquiesce in any illegal or unethical activity, any religious activity or any other activity that Party A deems improper on the Premises, or any activity that may cause or arouse hatred of any other user or tenant, or any activity that disturbs or may disturb any other owner or tenant who is silently and peacefully using public areas of the Office Building and any premises other than the Premises.

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(8)

Without Party A’s prior written consent, Party B shall not display, set up, paste or hang any mark, text, sign, poster, flag, advertising board or bulletin outside the Premises, including public corridors, windows, exterior walls or rooftop.

(9)

Party B shall be responsible for the actions of its employees, visitors and contractors, and shall ensure they will not damage the Premises or take any other action prohibited hereby. Party B shall be liable to Party A for losses caused thereto as a result of any intentional act or negligence of its employees and contractors on the Premises or at any place of the Office Building.

(10)

Party B shall not carry out or permit or acquiesce in any activity that may result in the insurance for the Premises to lapse or an increase in insurance premiums. In the event that Party A pays additional insurance premiums, incurs other expenses or sustains other losses as a result of Party B’s violation of the foregoing provisions, Party B is required to promptly indemnify Party A for all losses, damages and expenses thus sustained or may be sustained by Party A.

(11)

Party B shall not move any heavy machinery, equipment, goods or fit-out materials into or out of the Premises without Party A’s prior written consent. Party B shall not place any heavy item of excessive weight over the prescribed limit on the floor or elsewhere of the Premises. Before any item is moved into the Premises, Party B shall notify Party A or the Property Management Company and inquire about the maximum load capacity of the Premises. Party A or the Property Management Company shall have the right to determine the location where any safe box or other heavy item is placed so as to guarantee load balancing. Any professional instrument or equipment that has been moved into the Premises shall be placed on a proper support provided by Party B at its own expense, which placement shall be subject to the requirements of Party A or the Property Management Company so as to protect other users from the disturbance of shake or noise. In the event that Party B is in breach of this Contract and fails to remedy such breach, without Party A’s prior written consent, Party B shall not move out of the Premises its own equipment, instruments, goods and other property.

(12)

Party B must comply with and procure its guests, visitors or permitted users to comply with the regulations and restrictions governing vehicle parking as formulated by Party A or the Property Management Company, and shall not allow its vehicles, or allow or acquiesce in the random parking of the vehicles of other guests, visitors or permitted users to block the passage or other public areas of the Office Building.

(13)	Party B shall not remove or permit the removal of interior installations, equipment and facilities that remain the property of Party A, except otherwise agreed by Party A in writing.

(14)

Without Party A’s prior written consent, Party B shall not engage in or operate the following businesses or undertakings by using or on the Premises: sale of any type of breeding, industrial or production manufacturing workshops, warehouses, funeral parlors or funeral supplies, and the lease of Buddha halls, Zawiyas and other religious places, niches, guest houses, hotels and bunks.

(15)	Party B shall not let noise inside the Premises get into any part of the Office Building.

(16)

Party B shall obtain all the approvals, business licenses and permits as required to carry out legitimate business operations on the Premises, and shall update such approvals, business licenses and permits in due time.

(17)	Party B shall not engage in any form of promotion or solicitation at any place in the Office Building.

(18)	Without prior written consent of Party A or the Property Management Company,

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Party B shall not use the name or logo of the Office Building or the Premises or any picture, acoustic image or image containing such name or logo for any purpose other than directing to Party B’s premises and location.

(19)

During the Fit-out Period and the Lease Term, Party B shall not reduce Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, security deposits and Other Expenses payable to Party A for any reason whatsoever.

(20)	During the Lease Term, Party B shall be obligated to provide Party A with written documentation for the valid and satisfactory insurance procured by Party B upon Party A’s request from time to time.

(21)	Without Party A’s prior written consent, Party B shall not establish any new company, subsidiary or office whose registered address or business address is the address of the Premises.

(22)

Party B shall take any reasonable precautions to prevent the Premises from storm, heavy rain, heavy snow or other similar bad weather. In case of the above bad weather, Party B shall especially guarantee that all doors and windows on the facade are closed or reasonably protected.

(23)

Party B agrees to let Party A use its trademark to make a directory board or sign, and install the same at a designated location. The installation and setup of the directory board or sign shall be subject to Party A’s management.

(24)	Party B shall comply with Party A’s requirements concerning environmental protection and energy saving, which requirements are detailed in the Fit-out Manual of the Office Building.

19-2

It is hereby acknowledged that, except otherwise agreed herein or the context otherwise clearly requires, the provisions of this Contract concerning all rights and obligations of the Parties during the Lease Term and corresponding liabilities for breach of contract shall also apply during the Fit-out Period hereunder.

Clause 20 Early Termination of Contract

20-1	It is agreed that, if one of the following circumstances arises during this Contract Period, then either Party may terminate this Contract without bearing any liability to the other Party:

(1)

The Premises or any of its facilities and/or equipment ancillary thereto is damaged due to force majeure, thus resulting in failure to continue to perform this Contract (if the damage can be cured within one hundred and eighty (180) days as of the date of occurrence thereof, then this Contract shall not terminate);

(2)	Any one of the following circumstances arises, thus rendering Party B unable to continue to lease the Premises:

(i)	the Premises is legally expropriated by competent government authority at the city or district (county) level;

(ii)	the Premises is relocated subject to the approval of competent government authority at the city or district (county) level;

(iii)	the real estate title attached to the Premises are restricted legally by competent judicial or administrative authority; or

(iv)	any other circumstance under which the lease of the Premises is prohibited by laws or regulations.

20-2

During this Contract Period, if either Party is under one of the following circumstances, the non-breaching Party shall have the right, but not the obligation, to terminate this Contract by written notice to the breaching Party:

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(1)	The primary structure of the Premises delivered by Party A is defective in quality and endangers Party B’s safety due to reasons attributable to Party A;

(2)	Party B changes the Purpose of Lease of the Premises without Party A’s consent;

(3)	Party B arbitrarily subleases or underleases the Premises or assigns this Contract without Party A’s consent;

(4)	The Premises is severely damaged due to reasons attributable to Party B, thus rendering it impossible for Party B to use the Premises;

(5)

Party B defaults on the payment of Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, Performance Bond, attorneys’ fees or other payables due to reasons attributable to Party B, and remains so within twenty (20) days upon Party A’s written notice, or Party B defaults on the payment of Tax-Inclusive Rent or Tax-Inclusive Property Management Fees for more than thirty (30) cumulative days within one (1) year;

(6)	Party B is in breach of this Contract, and fails to remedy the breach within seven (7) days of Party A’s written notice to remedy;

(7)	Party B uses the Premises for illegal activities and receives any complaint or gets punished by law;

(8)	The Premises or any property of Party B on the Premises is seized by competent judicial authority due to reasons not attributable to Party A;

(9)

Party B carries out any fit-out and alteration works with respect to the Premises and facilities and equipment ancillary thereto without Party A’s written consent or beyond the scope agreed by Party A in writing;

(10)	Party B uses the Premises for any illegal purpose or any purpose not specified in Party B’s business license;

(11)	Party B is forced or willing to be liquidated (except for reorganization or merger purposes), or Party B’s property is subject to enforcement, or a receiver is appointed for Party B;

(12)	Party B’s business registration with competent government authority has been canceled or revoked;

(13)	The Premises is severely damaged due to reasons attributable to Party A, thus rendering Party B unable to use the Premises; or

(14)	Any other circumstance agreed herein or allowed by applicable laws and regulations.

20-3

It is hereby agreed that, after this Contract becomes effective, in case of any change to Party B’s existing shareholding structure, thus rendering Party B’s existing controlling shareholder to cease to be its ultimate controlling shareholder, then Party B shall notify Party A within three (3) days following the execution date of the agreement on change of shareholder or the date on which the change of shareholder is approved or registered by competent government authority. In such case, Party A shall have the right, but not the obligation, to rescind this Contract and take back the Premises after receipt of the notice or the date on which Party A becomes aware of the change of Party B’s controlling shareholder, and Party B shall indemnify Party A for any losses thus caused thereto.

Clause 21 Liability for Breach of Contract

21-1	Overdue fines

Without prejudice to Party A’s other rights or remedies, if Party B fails to make any payment to Party A under this Contract, including but not limited to Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, Performance Bond, Utility Bond, attorney’s fees, electricity fees,

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parking space usage fee (if any), charges for HAVC services during unusual working hours, fit-out bonds, rent for advertising spaces (if any), any liquidated damages and/or damages payable, overdue payment of Performance Bond and/or Utility Bond, and Other Expenses payable by Party B to Party A under this Contract, Party B shall pay Party A liquidated damages at the rate of one in a thousand (0.1%) of the outstanding payments for per day overdue commencing from the due date of each expenses mentioned above till the date when Party B has paid up all said expenses.

21-2	Additional Payment of Tax-Inclusive Rent and Tax-Inclusive Property Management Fees (if any)

If Party B terminates this Contract before it expires without Party A’s consent (including leaving the Premises or removing goods from the Premises without Party A’s consent, surrender of tenancy in advance, and rescission of this Contract before it expires, etc.) or Party A exercises the right to terminate this Contract unilaterally in accordance with the provisions of this Contract, Party B shall make additional payment to Party A for all of Tax-Inclusive Rent and Tax-Inclusive Property Management Fees(if any) exempted in the Fit-out Period to indemnity Party A’s losses within the Fit-out Period. The amount of Tax-Inclusive Rent and that of Tax-Inclusive Property Management Fees exempted in the Fit-out Period shall be calculated subject to the calculation standard of Tax-Inclusive Rent stipulated in Clause 8-1 of this Contract, and that of Tax-Inclusive Property Management Fees stipulated in Clause 9-1 of this Contract respectively.

21-3	Responsibility for overdue surrender of the Premises

21-3-1

If Party B fails to surrender the Premises to Party A on the expiration date of the Lease Term or the early termination date of this Contract, Party B is deemed to surrender the Premises overdue, in which case Party A is entitled to collect from Party B the occupation fee and other expenses incurred in the overdue period. The occupation fee is charged in an amount equal to triple the sum of the maximum daily Tax-Inclusive Rent and the maximum daily Tax-Inclusive Property Management Fee during the Lease Term of the Premises on a per day basis as calculated until the date when Party B surrenders the Premises to Party A. Meanwhile, Party B shall also indemnify Party A all losses incurred by Party A thus sustained thereby, including but not limited to the liquidated damages and the intermediary fees (if any) paid by Party A due to delay delivery of the Premises to the new tenant.

21-3-2

Without prejudice to Party A’s other rights under this Contract, if Party B fails to surrender the Premises to Party A on the expiration date of the Lease Term or the early termination date of this Contract, Party A shall have the right , but not the obligation to unlock the door of the Premises and replace the lock on the day following the expiration date of the Lease Term or the early termination date of this Contract, removing all articles including but not limited to furniture, fixtures and other additions from the Premises to vacate the Premises, and repairing the Premises in accordance with the restoration standards specified herein for repossession. Party A shall not be liable for any damage to Party B’s properties and Party B’s loss thus sustained thereby. Party A shall have the right to charge Party B reasonable storage fees for the articles left by Party B in the Premises, and to sell, transfer, discard or dispose such articles in any other way in which Party A deems appropriate. The proceeds (if any) therefrom will be used for the payment of any arrears of Party B to Party A and the indemnification to Party A’s losses incurred and to be incurred due to the causes specified in this clause. However, in no event shall Party A be obligated to pay or repay any amount to Party B in respect of such articles.

21-4	Responsibility for overdue completion of cancellation or change of industrial and commercial registration regarding the Premises

If Party B fails to complete the cancellation or change procedures in accordance with the time limit stipulated in Clause 17-2 hereof, Party B shall pay liquidated damages to Party A in an amount equal to triple the sum of the maximum daily Tax-Inclusive Rent and the maximum daily Tax-Inclusive Property Management Fee during the Lease Term of the Premises for per day overdue.

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21-5	Liquidated damages

21-5-1

Subsequent to the delivery of possession of the Premises, if Party A exercises the right to terminate this Contract under the circumstances specified herein, except as otherwise provided in this Contract, Party A will return no Tax-Inclusive Rent paid by Party B prior to Party A’s termination of this Contract (whether the lease term corresponding to Tax-Inclusive Rent has expired or not ), and shall have the right to claim against Party B for all of Tax-Inclusive Rent (if any) exempted to Party B during the Fit-out Period specified in Clause 6-1 hereof. In addition, for Party A’s losses to the remaining of the Lease Term after early termination of this Contract (hereinafter referred to as “the Remaining Lease Term”), Party B shall pay Party A liquidated damages equal to:

(1) Tax-Inclusive Rent of the Remaining Lease Term of the Premises if the Remaining Lease Term is less than six (6) months, provided that such liquidated damages are more than four (4) months of Tax-Inclusive Rent of the Premises;

(2) six (6) months of Tax-Inclusive Rent of the Premises if the Remaining Lease Term is more than six (6) months (including six (6) months) but less than one (1) year;

(3) nine (9) months of Tax-Inclusive Rent of the Premises if the Remaining Lease Term is more than one (1) year (including one (1) year) but less than two (2) years;

(4) twelve (12) months of Tax-Inclusive Rent of the Premises if the Remaining Lease Term is more than two (2) years (including two (2) years) but less than three (3) years.

Party A can offset Performance Bond and Utility Bond with the liquidated damages payable by Party B equally. If the liquidated damages paid by Party B subject to the above standards are insufficient to indemnify Party A’s losses, Party A shall have the right to further claim against Party B for the difference thereof.

21-5-2

If Party A exercises the right to terminate this Contract under the circumstances specified herein, in addition to the rights stipulated in Clause 21-5-1 of this Contract in respect of Party A’s loss of rents in the Remaining Lease Term, Party A shall also have the right to claim against Party B for losses suffered by Party A due to Party B’s breach of contract prior to the termination date hereof pursuant to other terms of this Contract and/or legal provisions, including but not limited to Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, Utility Expenses and Other Expenses payable by Party B.

21-5-3

Subsequent to the conclusion of this Contract, an early termination of this Contract by Party B without Party A’s consent (including leaving the Premises or removing goods from the Premises without Party A’s consent, surrender of tenancy in advance, and rescission of this Contract before it expires, etc.) shall constitute a material breach of contract by Party B, provided, however, that this Contract will not be terminated accordingly. In this case, Party A shall have the right to require Party B to continue to perform this Contract and claim against Party B for the losses incurred; or to require Party B to pay Party A liquidated damages in an amount equal to Tax-Inclusive Rent calculated by number of days for surrender of tenancy in advance. If the liquidated damages are insufficient to indemnify Party A’s losses, Party B shall also be responsible for indemnifying the difference. Party A can offset Performance Bond and Utility Bond with the liquidated damages payable by Party B equally. If Performance Bond and Utility Bond are insufficient to offset, Party B shall make up the insufficient amount.

21-5-4

When Party A exercises the right to terminate this Contract as agreed herein or requires Party B to pay liquidated damages under this Contract, Party B shall bear the liability for breach of contracts to Party A subject to the amount of liquidated damages regardless of whether Party A has actual losses or not. Party B agrees that Party B shall not require to increase or decrease the amount of liquidated damages on the ground that the liquidated damages are lower than or higher than (including excessively lower than or higher than) Party A’s losses.

21-5-5	Unless otherwise provided herein, if, subsequent to the delivery of possession of the Premises, Party B exercises the right to terminate this Contract under the circumstances

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specified herein, Party A shall pay Party B liquidated damages equal to the sum of three (3) months of tax-exclusive rent (See Clause 8-1 above for tax-exclusive rent of the Premises ) and three (3) months of tax-exclusive property management fees (See Clause 9-1 above for tax-exclusive rent of the Premises); if the liquidated damages paid by Party A subject to above provisions are insufficient to indemnify Party B’s losses, Party B shall have the right to further claim against Party A for the difference thereof.

21-6	Discontinued usage of the Premises or supply of public utilities

21-6-1

If Party B violates any payment obligation under this Contract and fails to make the payment after two (2) reminders from Party A, in addition to Party A’s other rights under this Contract, Party A, with notice to Party B in prior, shall have the right to cease the supply of or prohibit Party B from using relevant utilities, facilities and equipment, take measures and actions to close down or prohibit Party B from using the Premises until Party B remedy the said breaches.

21-6-2

During the said period when Party A ceases the supply of or prohibits Party B from using relevant utilities, facilities and equipment, or takes measures and actions to close down or prohibit Party B from using the Premises, Party B shall still pay Tax-Inclusive Rent, Tax-Inclusive Property Management Fees and other related expenses in accordance with the provisions hereof and bear all other consequences and all costs arising therefrom (including the expenses for re-supplying water and electricity).

21-7	Losses of Party A

Subject to this Contract, Party A’s losses include but are not limited to actual losses incurred by Party A due to Party B’s breach of contract, the intermediary or consultant fees (if any) paid by Party A to the intermediary or consultant for the conclusion hereof, the rent for the Fit-out Period and/or the rent-free period (if any), the cost of reinstating the Premises to its original conditions, the cost of performing the obligations on behalf of Party B, and the losses of rents and property management fees during the vacancy period of Premises, the reduction of Party A’s expected proceeds, and costs and expenses incurred by Party A for taking actions to reduce the losses or claim indemnities against Party B, the intermediary fee or consulting fees paid by Party A to the intermediary for finding a new tenant, the service fee to be paid to the third party, the liquidated damages or indemnities paid by Party A, litigation/arbitration fees, notarization fees, evidence or property preservation fees, and attorneys’ fees, etc.

Clause	22 Insurance

22-1

The subject matter of the insurance purchased by Party A shall be limited to the Premises, and facilities and equipment ancillary thereto, and such insurance shall be in favor of Party A. During the term hereof, in case of any insurance accident, Party A or the person designated by Party A is entitled to own the indemnities paid by the relevant insurance company under the insurance policy of Party A. Party B has no right to claim for sharing the insurance indemnities paid by the relevant insurance company and owned by Party A on the ground of property loss or personal injury caused by such insurance accident.

22-2

If the Premises are redecorated within the Fit-out Period or the Lease Term, Party B shall, at its own expense, purchase construction all risks insurances (including third party liability insurances) for the fit-out works of the Premises, and maintain the insurances during the said Fit-out Period. The construction all risks insurances (including the third party liability insurances) insured by Party B must meet the following conditions:

(1) Party A, Party B and the project contractor shall be the co-insured;

(2) The insurance period must be consistent with the Fit-out Period;

(3) The insured amount for material losses in the insurance policy shall be sufficient to indemnify the total project price;

(4) The insured amount for the public liability in the insurance policy shall meet the requirements of Party A, with a minimum indemnity not less than RMB 1,000,000.00.

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The insurance policy should include the following special additional clauses: (1) cross- liability clause; (2) tenant liability clause; and (3) clause of waiver of subrogation between the insureds.

22-3

Before fit-out works, Party B shall submit to Party A the insurance policies specified in Clause 22-2 and the vouchers evidencing premium paid as the necessary preconditions for Party B’s commencement of fit-out works on site. During the Fit-out Period, Party A or the Property Management Company may require Party B at any time to provide written documents that can prove the validity and compliance of the insurances.

22-4

During the performance hereof, Party B shall, at its own expense, purchase the comprehensive general liability insurances for its own property and other insurable items, including public liability insurance, fire liability insurance, third party liability insurance and property insurance. Party B shall, within thirty days after the expiration of the Fit-out Period, submit to Party A such documents that can prove the validity of the insurances as the insurance policies and the vouchers evidencing premium paid, and ensure that such insurances are maintained to be effective during the term hereof.

22-5

Party B shall purchase insurances in accordance with the above-mentioned agreements and ensure that such insurances are maintained to be effective during the Lease Term. If Party A is aware that Party B has not purchased the insurances or the insurances purchased has become invalid, Party A is entitled to require Party B to forthwith purchase the insurances or ensure that the insurances purchased take effect immediately. If Party B fails to fulfill the above obligations within the period required by Party A, Party B is deemed to be in a breach of contracts, in which case Party B shall pay Party A liquidated damages calculated subject to the following methods. Party B shall pay Party A liquidated damages at a rate of fifty percent (50%) of the maximum daily Tax-Inclusive Rent during the Lease Term of the Premises per day from the commencement date of the Lease Term or from the date when the insurance purchased by Party B becomes invalid till the date when Party B purchases the insurances or the insurances purchased take effect. In addition to the said rights, Party A shall have the right, but not the obligation, to purchase the corresponding insurances on behalf of Party B. If Party A purchases the corresponding insurances on behalf of Party B, Party B shall bear the relevant expenses incurred by Party A arising from the purchase of the insurances on behalf of Party B based on the payment of above liquidated damages to Party A, including but not limited to the fees charged by the insurance company and the reasonable expenses incurred by Party A thus sustained thereby.

22-6

Party A shall not be liable for any injury or damage suffered by Party B’s personnel, goods, commodities or other property, or Party B’s employees, contractors, invitees, customers or any other person in or near the Premises resulting from any fire, steam, electricity, gas/natural gas, water, rain, or breakage, leakage, blockage or other defects of pipelines, fire water drainage devices, electric wires, electrical appliances, ducts, heating equipment, ventilation facilities, HVAC system, lighting, lifts, escalators or equipment or otherwise, when occurred in the Premises or other parts of the Office Buildings or from other sources or at other places, except for any injury or damage that are the result of Party A’s fault.

Clause 23 attorneys’ fees, taxes and other expenses

23-1

Party B shall be liable for: (1) the attorney’s fee of RMB 6,000.00 incurred from the attorneys’ drafting of this Contract as mandated by Party A, which will be increased to RMB 10,000.00 if an English version is required; (2) the attorney’s fee of RMB 1,000.00 (if any) incurred from transacting lease registration and filing formalities according to laws; and (3) stamp duties payable by Party B in connection herewith. Party B shall pay the fee stated in item (1) to the law firm designated by Party A at or before the conclusion hereof.

23-2

After this Contract comes into effect, if there is any amendment to this Contract under reasonable requirements of Party B, it shall be approved by Party A with the expenses arising therefrom to be for the account of Party B., including but not limited to: (1) the

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administrative fee amounting to RMB 5,600.00 charged by Party A for each contract (including the supplementary agreement); (2) the attorney’s fee of RMB4,000.00 incurred from the attorneys’ preparation of the amended lease contract as mandated by Party A, which will be increased to RMB 5,000.00 with an English version available, and decreased to RMB3,000.00 if Party A mandates the attorneys to prepare a supplementary agreement instead of the amended lease contract except an English version thereof is required, in which case the attorney’s fee is still RMB4,000.00; (3) the attorney’s fee of RMB 1,000.00 (if any) incurred from transacting lease registration and filing formalities by Party A under Party B’s entrustment; provided that Party A shall have the right to make adjustments on the said attorneys’ fees.

23-3

If Party A agrees with Party B to sublease or underlease the Premises, Party B shall bear the expenses arising therefrom., including but not limited to: (1) the administrative fee amounting to RMB 5,600.00 charged by Party A for each contract (including the supplementary/termination agreement); (2) the attorney’s fee incurred from the attorneys’ preparation of the sublease or under-lease documents as mandated by Party A, which will be RMB 4,000.00 if Party B transfers the tenancy of the Premises to a third party in whole, and RMB 5,000 with an English version thereof available; (3) the attorney’s fee of RMB 1,000.00 (if any) incurred from transacting lease registration and filing formalities by Party A under Party B’s entrustment; provided that Party A shall have the right to make adjustments on the said attorneys’ fees.

23-4

After this Contract comes into effect, if an early termination of this Contract is agreed by Party A after a negotiation between the Parties, Party B shall bear the expenses arising therefrom, including but not limited to: (1) the administrative fee amounting to RMB 5,600.00 charged by Party A for each termination contract; (2) the attorney’s fee of RMB 4,000.00 incurred from the attorneys’ preparation of the termination contract as mandated by Party A, which will be increased to RMB 5,000.00 with an English version available; provided that Party A shall have the right to make adjustments on the said attorneys’ fees.

23-5	Party B shall pay Party A:

(1) the contract price inclusive of Tax-Inclusive Rent, Tax-Inclusive Property Management Fees and Other Expenses agreed herein. The contract price is a VAT-inclusive price, which shall be updated and adjusted according to the applicable tax types and/or tax rate fluctuations pursuant to laws and policies timely based on the formula as below:

Monthly Tax-Inclusive Rent (monthly Tax-Inclusive Property Management Fees)=the original monthly Tax-Inclusive Rent (or the original Tax-Inclusive Property Management Fees) *(1+applicable adjusted tax rate );

(2) additional expenses of various natures incurred actually other than the contract price (including but not limited to liquidated damages, indemnities, collections and advances according to the relevant provisions of applicable tax laws, all of which are inclusive of tax).

Clause 24 Waiver of Rights, Severability and Non-exclusive Remedies

24-1

Party A’s awareness of Party B’s breach of contracts and acceptance of Tax-inclusive Rent or other payments shall not be construed as a waiver by Party A of its rights to claim for Party B’s liability for breach of contracts. Neither Party B’s payment of Tax-inclusive Rent or other payment that are insufficient to the amount specified herein, nor Party A’s acceptance of the insufficient Tax-inclusive Rent or other payments, shall be construed as Party A’s consent to Party B’s underpayment of Tax-Inclusive Rent or other payments, or affect Party A’s rights of recourse to rent in arrears and other rights stipulated in this Contract and laws.

24-2

If any of the provisions hereof is held invalid or illegal in any respect, such invalidity or illegality shall not affect in any way the validity and legality of any other provisions hereof. Either party’s failure or delay to exercise any right under this Contract shall not be deemed as a waiver of such right, and no waiver by either party of any rights shall be effective unless it is expressly stated by such party in writing.

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24-3

At any time during this Contract Period, Party A, at its sole discretion, shall have the right to transfer or mortgage the Premises to a third party, and to agree with the third party to dispose or sell the Premises in discount or deal with the Premises in other means, without informing Party B or consulting Party B’s opinion in prior. Party B hereby expressly undertakes that: Party B irrevocably and unconditionally waives the right to require any notice and the right of first refusal for Party A’s sale, mortgage and other disposal of the Premises in accordance with the said provisions.

24-4

The Parties hereby irrevocably declare and acknowledge that, the Parties have fully discussed the contents of this Contract, and clearly understand all terms hereof, including Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, Performance Bond, Utility Bond, liquidated damages, the Purpose of Lease, Party A’s right to lease and either Party’s liability limitation or exemption, and the Parties’ rights and liabilities. The Parties waive the right to make any defense against the other party or refuse to perform this Contract at any time (including arbitration or litigation) by claiming that there is a material misunderstanding on this Contract terms, or terms of this Contract are obviously unfair, standard clauses or unclear.

Clause 25 Exclusions

25-1

Party A shall not be held liable to Party B or any other person for Party B’s personal or property damage caused by the failure or interruption of public utilities, service facilities or safety facilities, or fire, flood, pest and other events unless such damage is the result of Party A’s fault, and Party B shall not terminate, suspend or refuse the payment of Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, Other Expenses or any part thereof paid by Party B under this Contract for the excuse of such events unless the said failure or interruption lasts for more than seventy-two (72) hours.

25-2

If the said events last for more than seventy-two (72) hours, Party A agrees to reduce or exempt Party B’s exclusive-tax rent based on the time actually affected. However, if such failure or interruption is the result of Party B’s fault, Party B shall not terminate, suspend or refuse the payment of Tax-Inclusive Rent, Tax-Inclusive Property Management Fees, Other Expenses or any part thereof on this ground regardless of the length of time of the said failure or events last.

Clause 26 Notice

26-1	Any notice or communication between the Parties hereto pursuant to or in connection with this Contract shall be sent in writing to the following address or fax number:

Party A: Shanghai Orient Overseas Kaixuan Real Estate Co., Ltd

Address: Room 07-09, 7/F, Office Building 3, Raffles City Changning, No.1193, Changning Road, Shanghai

Postcode: 200051

Fax: 86 21 6263 9810

Party B: See Commercial Terms for details

Correspondence address (1): See Commercial Terms for details

Postcode: See Commercial Terms for details

Correspondence address (2): See Commercial Terms for details

Postcode: See Commercial Terms for details

Fax: See Commercial Terms for details

Contact person: See Commercial Terms for details

Contact number: See Commercial Terms for details

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26-2

Any notice or communication shall be deemed to have been received: in the case of delivery directly, at the time of delivery; in the case of delivery by fax, when it is sent, provided that the addressee confirms in writing subsequently; in the case of delivery by registered mail, five (5) days after the date of posting; and in the case of delivery by courier service, three(3) days after the date of delivering to the courier service. Party A shall have the right to select any correspondence address of Party B specified in this clause to mail or deliver the notice to Party B.

Clause 27 Confidentiality obligations

27-1

The Parties shall assume confidential obligations for any business secrets regarding the lease of the Office Building or the Premises, and the plan and construction progress of the Office Building known or received during the performance of this Contract (including the Appendices), Additional Terms and its Appendices, the Tenant Manual, the Fit-out Manual and other relevant documents (excluding the information required to be disclosed according to applicable laws or compulsory orders of relevant courts and competent authorities). Without the consent of the other Party, neither Party shall disclose any third party (except for intermediaries confirmed by the Parties, such as the law firm/accounting firm, etc.) all or part of the terms and provisions contained in this Contract and/or any document (if any) agreed between the Parties in respect of the lease of the Premises, unless each party provides information to its employees and agents for the purpose of discussing, preparing, executing, and fulfilling this Contract, or such information has become public through other means or is required to be disclosed subject to laws. Otherwise, the Disclosing Party shall indemnify the other Party for any losses actually suffered thereby. The Parties shall assume the confidentiality obligations permanently, which is not subject to the performance term of this Contract.

Clause 28 Force Majeure

28-1	“Force Majeure” in this Contract includes:

(1) Phenomena such as earthquake, fire, explosion, tsunami, hail disaster, typhoon, hurricane, storm, flood, ground subsidence, thunder and lightning and others;

(2) Abnormal social phenomena such as war, acts similar to war, armed conflicts, strike, insurrection, rebellion, riots and others ;

(3) Government actions such as government regulation, expropriation or change of government planning; and

(4) Other circumstances prescribed by laws.

28-2

If either Party fails to perform any of its obligations under this Contract due to an event of force majeure, the Party shall notify the other Party in writing within 14 days subsequent to the event of force majeure, and the Parties shall reduce their respective losses by reasonable and practicable means as much as possible. In case of an event of force majeure, neither Party shall be held liable for any damage, increased expense or loss suffered by the other Party due to the failure to perform its obligations as the result of the event of force majeure. Such failure to perform the obligations shall not be deemed as a breach of contract. The Party claiming inability to perform its obligations due to an event of force majeure shall take appropriate measures to minimize or remove the effects of the event of force majeure as much as possible, and within the shortest possible time, do its best to resume performance of the obligations affected by the event of force majeure.

28-3

Either Party shall have the right to notify the other Party in writing to forthwith terminate this Contract in advance in the event that such force majeure persists for a period more than three (3) months, in which case the Parties shall not bear the responsibilities mutually.

Clause 29 Governing Law

29-1	This Contract shall be governed by the laws of the People’s Republic of China.

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Clause 30 Dispute Resolution

30-1

Any dispute arising out of the performance of this Contract shall be settled by the Parties through negotiation. If such negotiation fails, either Party may file a lawsuit to the people’s court where the Premises is located.

Clause 31 Miscellaneous

31-1	In the course of a dispute arising from this Contract or dispute resolution of this Contract, the Parties shall continue to perform the provisions of this Contract, except for matters in dispute.

31-2

Party A, as a member of the CapitaLand Group, is committed to carrying out businesses on the principle of business ethics, and requiring all employees and counterparties of Party A to restrain themselves subject to high standards of business ethics in compliance with applicable laws against corruption (hereinafter referred to as “Anti-corruption Laws”).

31-3

Party B represents and warrants that, to the best of its knowledge, neither Party B nor any person acting as the agent/representative of Party B in any capacity (including but not limited to Party B’s employees, agents, affiliates and subcontractors) (collectively referred to as “Party B’s Representatives”), has violated, or procured or encouraged any third party ( for the avoidance of doubt, including Party A’s employees or any person acting as the agent/representative of Party A) in respect of [this Contract] or the matters involved to violate any Anti-corruption Laws

31-4

If any employee of Party A or any person acting as the agent/representative of Party A, or Party B’s Representatives, have violated or attempted to violate any Anti-corruption Laws in respect of this Contract or matters involved, Party B shall forthwith notify Party A and take adequate measures to protect the interests of the Parties. All such notices shall be sent to the person in charge of the internal audit department of the CapitaLand Group by email to Whistleblowing.ACChair @ capitaland.com.

31-5

If Party B or any of Party B’s Representatives have violated or attempted to violate any Anti-corruption Laws, Party A shall have the right to forthwith terminate this Contract regardless of whether such violation is in connection with this Contract, and such termination of this Contract shall not affect Party A’s other rights and remedies in accordance with this Contract or other sources of rights.

31-6

Unless otherwise agreed herein, the Parties shall pay the stamp duty related to this Contract separately, and assume other relevant expenses on a pro-rata basis or independently subject to the regulations of relevant authorities.

31-7

Given that Party A has not obtained the real estate ownership certificate of the Premises, letting or lease stated in this Contract and the Additional Terms (including Appendices) means pre-lease or is pre-lease by nature. After Party A obtains the real estate ownership certificate of the Premises, the nature of the lease of the Premises will automatically change from pre-lease to lease, after which this Contract will remain unchanged.

31-8

The registration and filing of this Contract shall be made on a voluntary basis of the Parties. Either Party in need of transacting the registration and filing formalities hereof shall go through the registration and filing formalities independently when the registration and filing conditions of this Contract are met, and bear all expenses arising therefrom. the Parties agree that, in case of any inconsistency between this Contract and the lease contract concluded by the Parties separately as required by the registration and filing of this Contract or the registration in competent administrations for industry and commerce and other reasons, this Contract shall prevail.

31-9

Videos, advertisements, real estate brochures and other publicity materials of the Office Building and the Premises are only used for Party B’s reference to select the Premises and the specific conditions of the Office Building and the Premises shall be subject to the contents determined in this Contract.

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31-10

Matters not covered in the Standard Terms hereof can be stipulated in the Additional Terms specified in Part III of this Contract mutually agreed by the Parties through consultation. The Additional Terms hereof (i.e. Part III of this Contract, if any) are supplements and amendments to relevant terms of this Contract made by the Parties. In case of any discrepancy between the Standard Terms and the Additional Terms, the Additional Terms shall prevail.

31-11

Prohibitions or restrictions imposed on Party B under this Contract shall also be applicable to Party B and/or its assignees, successors, agents, employees, construction and installation or decoration contractors, and subcontractors (hereinafter referred to as “Party B’s parties”). Party B’s parties shall also comply with the provisions under this Contract which Party B comply with. Any act, fault or negligence of Party B’s parties shall be deemed as Party B’s act, fault or negligence, for which Party B shall be liable to Party A.

31-12

This Contract is made in four counterparts with each Party holding two copies, all of which have the same effect. When this Contract is made in Chinese and in English concurrently, the Chinese version shall prevail in case of any discrepancy between the Chinese version and the English version.

31-13	This Contract shall come into force at the date when it is sealed by the Parties.

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Part II Commercial Terms

Clause 32 Commercial Conditions of this Contract

Clause		Description
32-1	The Premises (Clause 2-1)	The location of the Premises (the marked part in Appendix I the Floor Plan of the Premises).
the Premises is located in Room 08, 28/F, T2 office building, Changning Raffles Plaza, No. 1189, Changning Road, Changning District, Shanghai.

32-2	Gross Floor Area (Clause 3-1)	The gross floor area of the Premises shall be 335.84 m2.

32-3	Delivery Date (Clause 5-1)	The delivery date of the Premises shall be April 16, 2018.

32-4	Fit-out Period (Clause 6-1)	The Fit-out Period of the Premises shall be one and a half (1.5) months from the delivery date of the Premises, namely, from April 16, 2018 to May 31, 2018.

32-5	Lease Term (Clause 6-2)

1. The Lease Commencement Date of the Premises commences from June 1, 2018.

2. The Lease Term of the Premises shall be three (3) years from the Lease Commencement Date, namely, a period from June 1, 2018 to May 31, 2021.

32-6	Rent-free period	The Rent-free period is unavailable for the Premises.

32-7	Rent (Clause 8-1)	The monthly Tax-Inclusive Rent of the Premises shall be RMB 91,170.06 (in words: RMB ninety-one thousand one hundred and seventy point zero six), i.e., the monthly tax-exclusive rent of RMB 86,828.63 (in words: eighty-six thousand eight hundred and twenty-eight point six three, as calculated based on Gross Floor Area, i.e., RMB 8.50 per square meter per day) plus VAT thereon (RMB 4,341.43, in words: RMB four thousand three hundred and forty-one point four three).

32-8	Property Management Fee (Clause 9-1)	The monthly Tax-Inclusive Property Management Fee of the Premises shall be RMB 10,075.20 (in words: RMB ten thousand and seventy-five point two, as calculated based on Gross Floor Area, i.e., RMB 30.00 per square meter per day), i.e., the monthly tax-exclusive property management fee of RMB 9,504.91(in words: RMB nine thousand five hundred and four point nine one) plus VAT thereon (RMB 570.29, in words: RMB five hundred and seventy point two nine).

32-9	Other Expenses (Clause 10)

(1) The electricity is charged at RMB 1.2/kwh (including dissipation fee);

(2) Utility Bond of the Premises is charged at RMB 12.00 per square meter, totaling in RMB 4,030.08 (in words: RMB four thousand and thirty point zero eight).

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32-10	Performance Bond (Clause 11-1)	Performance Bond of the Premises is totaled in RMB 303,735.78 (in words: RMB three hundred and three thousand seven hundred and thirty-five point seven eight). Party B shall pay the remaining Performance Bond of RMB 202,490.52 (in words: RMB two hundred and two thousand four hundred and ninety point five two) when this Contract is concluded.

32-11	Notification method of Party B (Clause 26-1)

Party B: Shanghai Dina Biological Technology Co., Ltd.

Address: Room 2918, Building 3, Corporate Avenue, No.168, Hubin Road, Huangpu District, Shanghai

Postcode: 200021

Fax: /

Contact person: WAN Yan

Tel: 18611965371

32-12	Party B’s VAT Invoice information	See Appendix IV for details

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(Signature page)

Landlord/Party A: Shanghai Orient Overseas Kaixuan Real Estate Co., Ltd

(seal)

Legal representative (signature or seal)

Authorized agent (signature or seal) /s/ Chen Jingfen

Tenant/Party B: Shanghai Dina Biological Technology Co., Ltd.

(seal)

Legal representative (signature or seal)

Authorized agent (signature or seal) /s/ Yan Wan

Date of signing: March 22, 2018

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Part III Additional Terms

1. The Clause 5-7 in Part I Standard Terms is amended and replaced with the following:

“Except where Party B commits a breach hereof or Party A’s failure of delivery is due to force majeure or any reason beyond Party A’s control, if Party A fails to deliver possession of the Premises to Party B on the Delivery Date, Party B agrees to grant Party A a grace period of forty-five (45) days in which Party A’s delivery of possession of the Premises to Party B shall not constitute a breach of contract. In such case, the Fit-out Period (if any) and relevant dates thereafter shall be extended accordingly.

Should Party A remain unable to deliver possession of the Premises to Party B upon expiration of the said forty-five (45) days of grace period, then Party B shall have the right to forthwith terminate this Contract by written notice to Party A or to reschedule the Delivery Date through negotiations of the Parties. If Party B elects early termination of this Contract, Party A is required to, within thirty (30) days from the early termination date, refund to Party B such payments already made by Party B as Performance Bond (exclusive of tax) and initial installment of Tax-Inclusive Rent in accordance with the provisions of this clause, without any other liability to Party B.”

2. The Clause 17-2-1 in Part I Standard Terms is amended and replaced with the following:

“Party B shall, within seven (7) days from the expiration date of the Lease Term or the early termination date of this Contract, cancel or change the industrial and commercial registration, contract registration and other relevant licenses regarding the use of the address of the Premises as its registered address or business address. If Party B is a foreign-owned company, Party B shall elect to go through procedures for AIC change registration to facilitate the change or cancellation of the industrial and commercial registration, unless otherwise agreed by the Parties.”

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Part IV Appendices

Appendix I

Floor Plan of the Premises

(Paste place)	(For seal on the perforation)

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Appendix II

Fit-outs of and Facilities and Equipment Ancillary to the Premises/ Delivery

Standards of the Premises

For reference only, and need to be confirmed by the owner

Ceiling	Mineral wool board absorbing sounds

Front and side doors	Painted wooden doors, and 16 single doors per floor

Door lock	Equipped with locks

Non-openable windows	Curtain wall system

Openable windows	12 windows per floor

Public corridor wall	Aerated concrete block wall with latex paint

Raised floor	100 mm

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Appendix III

Breakdown of Property Management Fees

1. The following items shall be paid by the tenants before decoration:

1.1 New decoration

Classification	Item	Charging standard	Remarks
Decoration	Decoration management fee	RMB 20/m2 (as calculated based on Gross Floor Area) The minimum amount shall be RMB 4,000	It is not refundable with no other fees charged except for the fees collected by the relevant government authorities and consultants designated by the developer.
	Fit-out bond	RMB 30/m2 (as calculated based on Gross Floor Area) The minimum amount shall be RMB 20,000	The remaining balance can be refunded after the owner has made relevant deductions (if any, such as relevant repayable service, indemnities, and fines, etc.).
	Production cost for pass cards to construction personnel	RMB 10/person	The production cost for pass cards is non-refundable.
	Deposit for pass cards to construction personnel	RMB 50/person	It is refundable (unless the pass card is lost or confiscated).

1.2 Decoration for alteration

Classification	Item	Charging standard	Remarks
Decoration	Decoration management fee	RMB 20/m2 (as calculated based on Gross Floor Area) The minimum amount shall be RMB 4,000	It is not refundable with no other fees charged except for the fees collected by the relevant government authorities and consultants designated by the developer.
	Fit-out bond	The deposit shall be RMB 10,000 per tenant	The remaining balance can be refunded after the owner has made relevant deductions (if any, such as relevant repayable service, indemnities, and fines, etc.).
	Production cost for pass cards to workers	RMB 10/person	The production cost for pass cards is non-refundable.
	Deposit for pass cards to workers	RMB 50/person	It is refundable (unless the pass card is lost or confiscated).

1.3 Decoration for restoration

Classification	Item	Charging standard	Remarks

Decoration	Fit-out bond	The deposit shall be RMB 10,000 per tenant	The remaining balance can be refunded after the owner has made relevant deductions (if any, such as relevant repayable service, indemnities, and fines, etc.).
	Production cost for pass cards to workers	RMB 10/person	The production cost for pass cards is non-refundable.
	Deposit for pass cards to workers	RMB 50/person	It is refundable (unless the pass card is lost or confiscated).

Note:

A)

In any of the said circumstances, if a tenant requires to add special items, such as changes in main mechanical and electronic products, and architectural structures, such items will be charged separately.

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B)	In any of the said circumstances, the tenant shall also make payments subject to 1.3 standards.

2. The following items shall be paid by the tenants in case of use:

Classification	Item		Charging standard	Remarks
Utility fees and garbage clearance fee	Electricity fee		RMB 1.20/kwh (excluding tax)	Withheld by the owner
	Water charge		RMB 5.25/m3 (excluding tax)	Withheld by the owner
	Fire water charge		RMB 800/time	For one use, it is composed of water drainage and filling together.
	Garbage clearance fee	New decoration	RMB 5/m2 (with the gross floor area more than or equal to 1,500 m2 in the whole floor )	The tenant is responsible for the clearance of all decoration waste, and deliver the wastes in packages to the place designated by the management center.
RMB 7/m2 (with the gross floor area more than or equal to 200 m2)
RMB 10/m2 (with the gross floor area less than 200 m2)
		Decoration for alteration and restoration	RMB 7/m2 (with the gross floor area more than or equal to 1,500 m2 )
RMB 10/m2 (with the gross floor area more than or equal to 200 m2)
RMB 15/m2 (with the gross floor area less than 200 m2)

Parking spaces for motor vehicles	Monthly rent of underground parking space		RMB 1,600/month (provisional)	Based on 24 hoursX365 days
	Preferential monthly rent for working hours		RMB 1,200/month (provisional)	Working day period (8:00-18:30), excluding the national holidays and the consecutive rest days which can be implemented by enterprises and institutions as recommended by the governments
	Hourly rent of parking spaces		Ground parking space: RMB 15/ hour (provisional) Underground parking space: RMB 10/hour (provisional) Parking space in unloading area RMB 15/hour (free of rent within 30 minutes) (Provisional)	/

Other expenses	Temporary labor cost for security personnel		RMB 60/hour (including invoice)	The minimum charging time is 4 hours. In case of national holidays, it shall be calculated on a pro-rata basis subject to the Labor Law of the PRC.
	Temporary labor cost for cleaning personnel		RMB 35/hour (including invoice)

Communication	Telephone line		RMB 100/piece Within the delivery standard: 1 piece/10m2 (by the gross floor area)	Charge in one lump sum (excluding the installation fees for lines from the vertical shaft for light-current on one floor to corresponding rooms).
RMB 2,000/piece Beyond the delivery standard: 1 piece/10m2 (by the gross floor area)
	Data line		RMB 1,000/item (provisional)	Data line initial installation fee, relocation management fee (one-time charge).

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	Shaft resource occupation fee	RMB 1,000/item (provisional)	For installation from the vertical shaft for light-current on one floor to corresponding rooms (new cable).

Nameplate	Floor nameplate	RMB 400/piece	Except the first installation.

Note: The developer reserves the right to modify this breakdown as it is not the final fee table.

If a tenant requests to add special items, such items will be charged separately.

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Appendix IV

Registration Form of Party B’s Invoice Information

Full name of Taxpayer	Shanghai Dina Biological Technology Co., Ltd.
Taxpayer identification number/unified social credit code	91310115MA1K3PQ31Y
Telephone number
Address	3/F, Building 1, No. 400, Fangchun Road, China (Shanghai) Pilot Free Trade Zone
Account name	Shanghai Dina Biological Technology Co., Ltd.
Bank of deposit	Shanghai Huaizhong Sub branch of China Merchants Bank Co., Ltd.
Bank account number	121925978710902
Invoice type	General VAT invoice

Financial contact	WAN Yan

It is hereby declared that:

The information mentioned above is the only basis between Party A and Party B for the issuance of invoices. Party B guarantees that all information is true, effective, reliable and complete. In case of any false or incorrect information, or any failure of timely informing Party A in writing of the change of the said information, Party B agrees to bear the relevant legal liability and all adverse consequences, and warrant to hold Party A harmless from any liability.

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